Exhibit 10.3

March 13, 2013

Bank of America, N.A.
777 Main Street
Hartford, Connecticut 06115

John B. [Peter K.] Baker
1050 Buckingham Street
Waterbury, CT 06795

           Re:  Amendment of Subordinated Note

Ladies and Gentlemen:

Reference is made to (a) the Second Amended and Restated Subordinated Promissory Note dated April 5, 2005 in the original principal amount of $4,700,000 (the “Subordinated Note”) made by Crystal Rock Holdings, Inc., formerly known as Vermont Pure Holdings, Ltd. (“Holdings”), payable to the order of John B. [Peter K.] Baker (the “Payee”), which Subordinated Note was collaterally assigned by the Payee to Bank of America, N.A. (the “Bank”) by the Allonge Endorsement to Second Amended and Restated Subordinated Promissory Note executed by the Payee, which Allonge Endorsement was dated April 5, 2005, and (b) the Subordination and Pledge Agreement dated as of April 5, 2005 (the “Subordination Agreement”) that is referred to in the Subordinated Note.  Capitalized terms used herein that are not defined herein have the meanings given to such terms in the Subordinated Note or the Subordination Agreement, as applicable.

In connection with the Third Amendment to the Credit Agreement, Holdings, the Payee, and the Bank have agreed, and do hereby agree, that by this agreement the Subordinated Note is hereby amended by deleting “October 5, 2015” from clause (iii) of the third paragraph of the Subordinated Note and by substituting therefor the words “October 5, 2018”.

Except as otherwise expressly provided by this agreement, all of the respective terms and provisions of the Subordinated Note and the Subordination Agreement shall remain the same.  The Subordinated Note, as amended hereby, and the Subordination Agreement shall continue in full force and effect. This agreement and the Subordinated Note shall be read and construed as one instrument.

This agreement is intended to take effect under, and shall be construed according to and governed by, the internal laws of the State of Connecticut (without reference to principles of conflicts or choice of law).  This agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument.  A facsimile or other electronic transmission of an executed counterpart shall have the same effect as the original executed counterpart.

Very truly yours,

Crystal Rock Holdings, Inc. (formerly known as Vermont Pure Holdings, Ltd.)

By  /s/ Peter K. Baker
Name:  Peter K. Baker
Title:    Chief Executive Officer

Agreed to:

/s/ John B. [Peter K.] Baker
John B. [Peter K.] Baker

Bank of America, N.A.

By /s/ Matthew E. Hummel
Name: Matthew E. Hummel
Title: Senior Vice President